EXHIBIT 32.2

CERTIFICATION OF ACTING PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Henry Lam, the Acting Principal Accounting Officer of LF George Holdings, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Annual Report on Form 10-K/A for the year ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of the Company.

Date: February 17, 2015	By:	/s/ Henry Lam
Henry Lam
Chief Financial Officer,
(Principal Accounting Officer)